EXHIBIT 99.1

Fluidigm Announces Second Quarter 2020 Financial Results

Second Quarter Revenue Decreased 8 Percent to $26.1 Million

Filed for FDA Emergency Use Authorization for COVID-19 Saliva-based Test

Multi-Site U.S. Study of COVID-19 Patients Utilizes Mass Cytometry Technology and Maxpar Direct Immune Profiling Assay

Fluidigm Selected for $37 Million Project under National Institutes of Health RADx Initiative

SOUTH SAN FRANCISCO, Calif., Aug. 06, 2020 (GLOBE NEWSWIRE) -- Fluidigm Corporation (Nasdaq:FLDM) today announced financial results for the second quarter ended June 30, 2020.

Financial Highlights

Second Quarter 2020

  Second quarter revenue decreased 8 percent to $26.1 million from $28.2 million in the second quarter of 2019. Product and service revenue decreased 20 percent to $22.5 million. Total revenue included $3.5 million of other revenue.
  GAAP net loss for the quarter was $13.0 million, compared with a GAAP net loss of $13.8 million for the second quarter of 2019.
  Non-GAAP net loss was $5.2 million for the quarter, compared with a $7.1 million non-GAAP net loss for the second quarter of 2019.

“As COVID-19 infection rates soar and test demand outpaces capacity, Fluidigm has swiftly pivoted to meet the testing and immune profiling research needs brought on by this pandemic. More significantly, we filed for Emergency Use Authorization for our extraction-free saliva test, shipped microfluidics consumables that our customers used to produce over 100,000 COVID-19 assays, and were selected for a project to expand COVID-19 testing under the National Institutes of Health Rapid Acceleration of Diagnostics initiative. At the same time, researchers are harnessing mass cytometry technology and the Maxpar Direct Immune Profiling Assay in large national government-supported COVID-19 patient studies to better understand immune response to this disease,” said Chris Linthwaite, Fluidigm President and CEO.

“This quarter, we also drove actions to preserve liquidity, adding non-dilutive funding and closely managing our operating expenses,” added Linthwaite. “Moving forward, we are well-positioned to expand our efforts further in infectious disease along with our focus on biomarker discovery, disease research, and treatment paradigms linked to understanding immune function and response in a wide range of diseases.”

A reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Second Quarter 2020 Results

Revenue by category:

Category	Revenue by Category	Year-over-Year Change	% of Total Revenue
Instruments	$8.6 million	(30%)	33%
Consumables	$8.8 million	(20%)	34%
Service	$5.1 million	4%	20%
Other	$3.5 million	N/A	13%

Product and service revenue by market:

  Mass cytometry product and services revenue decreased 28 percent to $12.5 million from $17.5 million in the prior year period due to lower sales of instruments and consumables.

  Microfluidics product and services revenue decreased 8 percent to $10.0 million from $10.7 million in the prior year period primarily due to lower sales of consumables partially offset by higher sales of instruments.

Revenue by geographic area:

Geographic Area	Revenue by Geography	Year-over-Year Change	% of Total Revenue
Americas*	$13.9 million	25%	54%
EMEA	$6.6 million	(42)%	25%
Asia-Pacific	$5.6 million	(5%)	21%

*Americas geographic area includes Other Revenue of $3.5 million

Product and service margin:
Product and service margin was 52.5 percent in the second quarter of 2020 compared to 54.5 percent in the year ago period and 53.8 percent in the first quarter of 2020. Non-GAAP product and service margin was 67.1 percent in the second quarter of 2020 compared to 66.4 percent in the year ago period and 67.3 percent in the first quarter of 2020. The year-over-year increase in non-GAAP product and service margin was primarily due to lower service costs and improved manufacturing efficiencies across our consumables products partially offset by unfavorable product mix and higher mass cytometry instrument costs due to lower factory utilization.

GAAP product and service margin, both sequentially and year-over-year, was impacted by fixed amortization over lower revenue more than offsetting lower service costs and improved manufacturing efficiencies.

Cash and cash equivalents, short-term investments, and restricted cash as of June 30, 2020:
Cash and cash equivalents, short-term investments, and restricted cash as of June 30, 2020, were $46.5 million. Cash and cash equivalents, short-term investments, and restricted cash as of March 31, 2020, were $49.6 million.

Operational and Business Progress

SARS-CoV-2 virus detection utilizing microfluidics

  Fluidigm filed FDA Emergency Use Authorization (EUA) for the saliva-based Advanta™ Dx SARS-CoV-2 RT-PCR Assay for COVID-19.
  Shipped microfluidics consumables that our customers used to produce over 100,000 COVID-19 assays.
  Fluidigm was selected for a project of up to $37 million under the National Institutes of Health Rapid Acceleration of Diagnostics (NIH RADx) initiative. The project will expand Fluidigm production capacity and throughput capabilities for microfluidics technology in COVID-19 testing. Initial funding of up to $12 million is available based on achievement of milestones under the executed letter contract, with the remainder pending completion of definitive contract.

COVID-19 immune profiling studies utilizing mass cytometry technology and Maxpar Direct Immune Profiling Assay

  Through July, CyTOF® technology was included in 13 COVID-19 publications and five clinical trials.
  CyTOF technology was used in an NIH sponsored clinical study of up to 2,000 adult COVID-19 patients with 10 leading U.S. medical institutions.
  University of Paris researchers published findings of a unique phenotype specific to severe and critical COVID-19 patients. In-depth phenotypic analysis of immune cells was completed using the Fluidigm® Maxpar® Direct™ Immune Profiling Assay™ enabling the team at University of Paris to go from experiment conception to pre-print publication in 25 days.

Product launches, collaborations and publications:

  The company launched six Maxpar Direct expansion panels tailored for infectious disease and immune-oncology research. These panels can be combined with the Maxpar Direct Immune Profiling Assay.
  Launched an additional software product through a distribution agreement with De Novo Software™. The software offers mass cytometry customers a streamlined solution for high-parameter data analysis with outputs into Microsoft® Office applications, while maintaining high-resolution graphics and reports.
  Announced a collaboration with Bethyl Laboratories to expand verified antibody offerings for the Hyperion™ Imaging System, based on Imaging Mass Cytometry™.
  Total publications and reviews involving CyTOF technology exceeded 1,100, with more than 50 publications in Imaging Mass Cytometry. Clinical trials using CyTOF technology exceeded 100.

Conference Call Information

Fluidigm will host a conference call today, August 6, 2020, at 2:00 p.m. PT, 5:00 p.m. ET, to discuss second quarter 2020 financial results and operational progress. Individuals interested in listening to the conference call may do so by dialing the following:

US domestic callers: (877) 556-5248
Outside US callers: (720) 545-0029
Please reference Conference ID: 2068836

A live webcast of the conference call will be available online from the Investor Relations page of the company’s website at Events & Presentations. The link will not be active until 1:45 p.m. PT, 4:45 p.m. ET, on August 6, 2020.

After the live webcast, the call will be archived on Fluidigm’s Investor Relations page at investors.fluidigm.com. In addition, a telephone replay of the teleconference will be available approximately 90 minutes after the end of the call.

The replay dial-in numbers are:

US domestic callers: (855) 859-2056
Outside US: (404) 537-3406
Please reference Conference ID: 2068836

The telephone replay will be available until August 13.

Statement Regarding Use of Non-GAAP Financial Information

Fluidigm has presented certain financial information in accordance with U.S. GAAP and on a non-GAAP basis for the three-month periods ended June 30, 2020, and June 30, 2019. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding opportunities for Fluidigm technology and products, including expected uses and demand for COVID-19 testing and research, potential for growth in revenues in the infectious disease markets, anticipated benefits of contractual relationships, including customers using Fluidigm technology for SARS-CoV-2 virus detection and epigenetic tests, and expectations for newly launched and recently acquired products and services. Forward‑looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to the potential adverse effects of the coronavirus pandemic on our business and operating results during 2020; the suitability and acceptance of our tools and technology by the research community pursuing solutions for the novel coronavirus pandemic; our ability and/or the ability of the institutions utilizing our products and technology to obtain FDA and any other requisite approvals to use our products and technology for diagnostic testing purposes; customers and prospective customers continuing to curtail or suspend activities utilizing our products; interruptions or delays in the supply of components or materials for, or manufacturing of, our products resulting from the pandemic or other factors; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks relating to reliance on sales of capital equipment for a significant proportion of revenues in each quarter; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; uncertainties in contractual relationships; risks relating to company research and development, sales, marketing, and distribution plans and capabilities; reductions in research and development spending or changes in budget priorities by customers; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2019, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm

Fluidigm (Nasdaq:FLDM) is an industry-leading biotechnology tools provider with a vision to improve life through comprehensive health insight. We focus on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, and plant and animal research laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo, Advanta, CyTOF, Direct, Hyperion, Imaging Mass Cytometry, Immune Profiling Assay, and Maxpar are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information
We use our website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Contact:

Investors:
Agnes Lee
Vice President, Investor Relations
Fluidigm Corporation
650 416 7423
agnes.lee@fluidigm.com

Media:
Mark Spearman
Senior Director, Corporate Communications
650 243 6621
mark.spearman@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Product revenue	$17,405	$23,235	$36,386	$48,062
Service revenue	5,140	4,961	10,326	10,245
Product and service revenue	22,545	28,196	46,712	58,307
Other revenue	3,513	—	6,963	—
Total revenue	26,058	28,196	53,675	58,307
Costs and expenses:
Cost of product revenue	9,483	11,100	19,123	22,489
Cost of service revenue	1,237	1,733	2,762	3,465
Cost of product and service revenue	10,720	12,833	21,885	25,954
Research and development	8,448	7,865	17,147	16,237
Selling, general and administrative	20,616	22,134	43,311	44,958
Total costs and expenses	39,784	42,832	82,343	87,149
Loss from operations	(13,726)	(14,636)	(28,668)	(28,842)
Interest expense	(897)	(491)	(1,797)	(3,192)
Loss on extinguishment of debt	—	—	—	(9,000)
Other income (expense), net	463	231	(355)	715
Loss before income taxes	(14,160)	(14,896)	(30,820)	(40,319)
Income tax benefit	1,145	1,143	1,825	1,101
Net loss	$(13,015)	$(13,753)	$(28,995)	$(39,218)
Net loss per share, basic and diluted	$(0.18)	$(0.20)	$(0.41)	$(0.61)
Shares used in computing net loss per share, basic and diluted	70,916	69,158	70,691	63,923

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2020	December 31, 2019 (1)
ASSETS
Current assets:
Cash and cash equivalents (Note 2)	$42,965	$21,661
Short-term investments (Note 2)	2,431	36,978
Accounts receivable, net	9,983	18,981
Inventories	18,900	13,884
Prepaid expenses and other current assets (Note 2)	4,171	4,592
Total current assets	78,450	96,096
Property and equipment, net	7,865	8,056
Operating lease right-of-use assets, net	39,027	4,860
Other non-current assets (Note 2)	5,034	5,492
Developed technology, net	45,644	46,200
Goodwill	106,328	104,108
Total assets	$282,348	$264,812

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,384	$6,510
Accrued compensation and related benefits	6,757	5,160
Operating lease liabilities, current	2,170	1,833
Other accrued liabilities	5,758	7,515
Deferred revenue, current portion	14,279	11,803
Total current liabilities	38,348	32,821
Convertible notes, net	54,013	53,821
Deferred tax liability, net	9,655	11,494
Operating lease liabilities, non-current	39,139	4,323
Deferred revenue, non-current	7,936	8,168
Other non-current liabilities	538	573
Total liabilities	149,629	111,200
Total stockholders' equity	132,719	153,612
Total liabilities and stockholders' equity	$282,348	$264,812

Notes:
(1) Derived from audited consolidated financial statements
(2) Cash and cash equivalents, available for sale securities and restricted cash consist of:
Cash and cash equivalents	$42,965	$21,661
Short-term investments	2,431	36,978
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,075	2,075
Total cash and cash equivalents, available for sale securities and restricted cash	$46,471	$60,714

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating activities
Net loss	$(28,995)	$(39,218)
Depreciation and amortization	2,016	2,351
Stock-based compensation expense	6,000	5,263
Amortization of developed technology	5,936	5,600
Amortization of debt discounts, premium and issuance costs	275	2,037
Loss on extinguishment of debt	—	9,000
Loss on disposal of property and equipment	148	29
Other non-cash items	1,773	467
Changes in assets and liabilities, net	5,762	(10,672)
Net cash used in operating activities	(7,085)	(25,143)

Investing activities
Acquisition, net of cash acquired	(5,154)	—
Purchases of investments	—	(44,614)
Proceeds from sales and maturities of investments	34,411	—
Purchases of property and equipment	(1,671)	(685)
Net cash provided by (used in) investing activities	27,586	(45,299)

Financing activities
Payment of debt issuance costs	(375)	(15)
Proceeds from employee equity programs, net	383	1,202
Net cash provided by financing activities	8	1,187

Effect of foreign exchange rate fluctuations on cash and cash equivalents	(205)	(25)
Net increase (decrease) in cash, cash equivalents and restricted cash	20,304	(69,280)
Cash, cash equivalents and restricted cash at beginning of period	23,736	95,401
Cash, cash equivalents and restricted cash at end of period	$44,040	$26,121

Cash and cash equivalents, restricted cash and available for sale securities consist of:
Cash and cash equivalents	$42,965	$24,046
Short-term investments	2,431	44,815
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,075	2,075
Total cash and cash equivalents, available for sale securities and restricted cash	$46,471	$70,936

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net loss (GAAP)	$(13,015)	$(13,753)	$(28,995)	$(39,218)
Stock-based compensation expense	3,634	2,992	6,000	5,263
Amortization of developed technology (a)	2,968	2,800	5,936	5,600
Depreciation and amortization	924	1,160	2,016	2,351
Interest expense (b)	897	491	1,797	3,192
Loss on disposal of property and equipment	148	(41)	148	29
Loss on extinguishment of debt	—	—	—	9,000
Benefit from acquisition related income taxes (c)	(742)	(742)	(1,484)	(1,484)
Net loss (Non-GAAP)	$(5,186)	$(7,093)	$(14,582)	$(15,267)
Shares used in net loss per share calculation -
basic and diluted (GAAP and Non-GAAP)	70,916	69,158	70,691	63,923

Net loss per share - basic and diluted (GAAP)	$(0.18)	$(0.20)	$(0.41)	$(0.61)
Net loss per share - basic and diluted (Non-GAAP)	$(0.07)	$(0.10)	$(0.21)	$(0.24)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT AND SERVICE MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Product and service gross profit (GAAP)	$11,825	$15,363	$24,827	$32,353
Amortization of developed technology (a)	2,800	2,800	5,600	5,600
Depreciation and amortization (d)	403	444	796	897
Stock-based compensation expense (d)	108	108	179	235
Product and service gross profit (Non-GAAP)	$15,136	$18,715	$31,402	$39,085

Product and service margin percentage (GAAP)	52.5%	54.5%	53.1%	55.5%
Product and service margin percentage (Non-GAAP)	67.1%	66.4%	67.2%	67.0%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating expenses (GAAP)	$29,064	$29,999	$60,458	$61,195
Stock-based compensation expense (e)	(3,526)	(2,884)	(5,821)	(5,028)
Depreciation and amortization (e)	(689)	(716)	(1,556)	(1,454)
Loss on disposal of property and equipment (e)	(148)	41	(148)	(29)
Operating expenses (Non-GAAP)	$24,701	$26,440	$52,933	$54,684

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Loss from operations (GAAP)	$(13,726)	$(14,636)	$(28,668)	$(28,842)
Stock-based compensation expense	3,634	2,992	6,000	5,263
Amortization of developed technology (a)	2,968	2,800	5,936	5,600
Depreciation and amortization (e)	924	1,160	2,016	2,351
Loss on disposal of property and equipment (e)	148	(41)	148	29
Loss from operations (Non-GAAP)	$(6,052)	$(7,725)	$(14,568)	$(15,599)

(a) represents amortization of developed technology in connection with the DVS acquisitions
(b) represents interest expense, primarily on convertible debt
(c) represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) represents expense associated with cost of product revenue
(e) represents expense associated with research and development, selling, general and administrative activities